Exhibit 10.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is entered into effective as of November 4, 2020 (the “Effective Date”), by and among Henry Boucher, an individual (“Seller”), Brian Foote, an individual (“Purchaser”), and Tesoro Enterprises, Inc., an Oklahoma corporation (“Company”).

A. Seller owns no less than 550,000,000 shares of common stock, $0.0001 par value per share (such 550,000,000 shares, the “Common Shares”), and 7,000,000 shares of Series A Preferred Stock, $0.0001 par value per share (such 7,000,000 shares, the “Preferred Shares”, and together with the Common Shares, the “Shares”), of the Company.

B. Upon the terms and subject to the conditions set forth herein, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, the Shares.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

1. Acquisition of Shares.

1.1 Sale and Purchase. On the terms and subject to the conditions of this Agreement, Seller hereby sells and assigns to Purchaser, and Purchaser hereby purchases and accepts from Seller, all of Seller’s right, title, and interest, in and to the Shares.

1.2 Consideration. In consideration for the purchase of the Shares hereunder, Purchaser shall assign to Seller a certain $40,000.00 promissory note (the “Note”) issued by Humbl LLC, a Delaware limited liability company (“Humbl”), to the order of Purchaser on October 29, 2020 (the “Purchase Price”).

2. Closing. The closing of the purchase and sale of the Shares shall occur on November 10, 2020 or such other date as is mutually agreed upon by Seller and Purchaser but no later than November 15, 2020. Such date of conveyance is herein called the “Closing.” At the Closing, Purchaser and Seller shall perform the following:

2.1 Purchaser shall deliver to Seller the Purchase Price by assigning the Note to Seller.

2.2 Seller shall deliver the Shares to Purchaser.

2.3 All representations and warranties made herein must be true and accurate as of the Closing.

3. Representations and Warranties of Seller. Seller hereby represents and warrants to Purchaser as of the date hereof as follows:

3.1 Ownership of Shares. As of the date hereof, Seller owns and has all right, title and interest (legal and beneficial) in and to all of the Shares. All of the Shares are free and clear of all liens, claims, pledges, charges, encumbrances or security interests of any kind or nature (“Liens”). Upon consummation of the transactions contemplated by this Agreement, Seller shall transfer good and marketable title to the Shares to Purchaser free from all Liens.

3.2 Authority of Seller. Seller has the requisite power, legal capacity, authority and legal right to sell the Shares to Purchaser under this Agreement and the other documents contemplated hereby to which Seller is or will be a party and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly and validly authorized, executed and delivered by, and is the legal, valid and binding obligation of, Seller, enforceable against Seller in accordance with the terms herein, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and by general equitable principles.

3.3 Publicity. Seller will not make any public statements or representations regarding the Company without Purchaser’s prior written consent other.

3.4 No Litigation. There is no lawsuit, action, proceeding or investigation pending or, to Seller’s knowledge, threatened against Seller or the Company that purports to affect the validity, enforceability or legality of this Agreement or the consummation of the transactions contemplated hereby.

3.5 No Bankruptcy. Seller has not made any assignment for the benefit of creditors, filed any petition in bankruptcy, been adjudicated insolvent or bankrupt, or petitioned or applied to any tribunal for any receiver, conservator or trustee of Seller or any of Seller’s property or assets.

3.6 Material Misstatements. Neither this Agreement nor any other document, certificate or written statement made in connection herewith, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein not misleading.

4. Representations and Warranties of Company. Company hereby represents to Purchaser as follows:

4.1 Incorporation, Good Standing of the Company. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Oklahoma. The Company has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted.

4.2 No Litigation. There is no lawsuit, action, proceeding or investigation pending or, to Company’s knowledge, threatened against the Company that purports to affect the validity, enforceability or legality of this Agreement or the consummation of the transactions contemplated hereby.

4.3 No Bankruptcy. The Company has not made any assignment for the benefit of creditors, filed any petition in bankruptcy, been adjudicated insolvent or bankrupt, or petitioned or applied to any tribunal for any receiver, conservator or trustee of the Company or any of the Company’s property or assets.

2

4.4 Capitalization. The total capitalization of the Company is as follows: (a) 7,000,000 shares of preferred stock issued and outstanding, all of which preferred stock is designated as “Series A”; and (b) 4,548,379,108 shares of common stock issued and outstanding.

4.5 Liabilities. The Company has no liabilities or Liens of any kind.

4.6 Filings. The Company is current in its filings with OTC Markets (“OTCM”) and has provided “adequate current public information” as such term is defined in Rule 144 of the Securities Act of 1933, as amended. The Company’s profile on OTCM is accurate and up-to-date. All past statements made to and filings with OTCM and/or the United States Securities and Exchange Commission (“SEC”) are accurate and truthful and meet all applicable regulatory requirements.

4.7 Financial Statements. All financial statements filed by the Company with OTCM are accurate in all material respects, have been prepared in accordance with GAAP, and fairly present the Company’s financial situation.

4.8 Transfer Agent. The Company’s transfer agent, Pacific Stock Transfer, has a current stock register of all outstanding shares of capital stock, has approved all prior issuances of capital stock, and has been paid in full by the Company as of the date hereof.

4.9 DWAC. The Company’s common stock is DWAC eligible.

4.10 Compliance. Company has not received any compliance letter or other inquiry or correspondence from the SEC, Internal Revenue Service, Financial Industry Regulatory Association or any other governmental agency or regulatory body in the last ten (10) years.

4.11 Taxes. The Company is not delinquent with respect to the payment of any tax obligations.

4.12 Material Misstatements. Neither this Agreement nor any other document, certificate or written statement made in connection herewith, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein not misleading.

4.13 Resignation. Immediately following the Closing, Seller will resign as an officer and director of the Company and Purchaser will be appointed as an officer and director of the Company.

5. Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Seller as of the date hereof as follows:

5.1 Authority of Purchaser. Purchaser has the requisite power, legal capacity, authority and legal right to enter into and perform its obligations under this Agreement and the other documents contemplated hereby to which Purchaser is or will be a party and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly and validly authorized, executed and delivered by, and is the legal, valid and binding obligation of, Purchaser, enforceable against Purchaser in accordance with the terms herein, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and by general equitable principles.

3

6. Covenants.

6.1 Survival of Representations and Warranties. Each covenant and agreement contained in this Agreement or in any agreement or other document delivered pursuant hereto shall survive the Closing and be enforceable until such covenant or agreement has been fully performed. All representations and warranties of the Parties contained in this Agreement or in any other agreement or document executed and delivered pursuant hereto shall survive the Closing for the lesser of (x) indefinitely and (y) the expiration of the applicable statute of limitations.

6.2 Debenture. Upon consummation of the merger with Humbl and the Company, Purchaser will cause the surviving entity to exchange the Note for a convertible debenture bearing interest at the rate of 8% per annum, due on December 31, 2021 and convertible into Company common stock at $0.005 per share.

6.3 Reverse Split. Purchaser will not cause the execution of a reverse split of the Company common stock in an aggregate ratio greater than one for thirty (1:30) prior to December 31, 2021.

6.4 Additional Information. Seller will make himself available, free of charge, to answer and explain past actions, transactions, and filings of the Company upon reasonable notice by the Company.

6.5 Records. Seller will deliver to Purchaser at Closing, all corporate records from 2009 to present, account information, EIN, and any other applicable information of the Company.

6.6 Accounts. All outstanding bank accounts, credit accounts and any other instrument in the name of the Company, requiring the signature or acknowledgement of Seller will be closed and settled in full as of December 1, 2020.

6.7 No New Indebtedness. Neither the Company nor Seller or behalf of the Company will incur any new indebtedness or other obligations or commitments following the execution of this Agreement.

7. Miscellaneous.

7.1 Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and wholly performed in that jurisdiction. Each party hereto submits to the exclusive jurisdiction of any state or federal court sitting in San Diego County, California in any proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the proceeding may be heard and determined in any such court and hereby expressly submits to the personal jurisdiction and venue of such court for the purposes hereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each party hereto hereby irrevocably consents to the service of process of any of the aforementioned courts in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to its address as set forth herein, such service to become effective ten (10) days after such mailing. The parties expressly and irrevocably waive the right to a trial by jury in any and all actions or proceedings brought with respect to this Agreement and with respect to any claims arising out of or related to this Agreement.

4

7.2 Expenses. Each party to the transactions contemplated by this Agreement shall pay its own expenses, if any, incurred in connection with such transactions.

7.3 Counterparts. This Agreement may be executed in two or more counterparts, and by facsimile or email signature, each of which when executed and delivered shall be deemed an original and all of which, taken together, shall constitute the same agreement.

7.4 Waiver. No waiver of any provision of this Agreement shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing. Any waiver or consent given by a party shall be null and void if the party requesting such waiver or consent has not provided a full and complete disclosure of all material facts relevant to the waiver requested.

7.5 Successors and Assigns. Neither Seller nor Purchaser may assign this Agreement without the prior written consent of the other party. All covenants will be enforceable by the parties’ respective successors, assigns, heirs, executors, administrators and legal representatives.

7.6 Notice. Except as may be otherwise provided herein, all notices and other communications required or permitted hereunder shall be in writing and shall be conclusively deemed to have been duly given to a party (a) when hand delivered to that party; (b) when received when sent by facsimile at that party’s number set forth or referenced below (provided, however, that notices given by facsimile shall not be effective unless either (i) a duplicate copy of such facsimile notice is promptly given by one of the other methods described in this Section 7.6, or (ii) the receiving party delivers a written confirmation of receipt for such notice either by facsimile or any other method described in this Section 7.6); (c) three business days after deposit in the U.S. mail with first class or certified mail, return receipt requested, postage prepaid and addressed to the other party as set forth below; or (d) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to that party as set forth below with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.

To Seller:	To Purchaser:
Henry Boucher	Brian Foote
600 B Street, Suite 300
San Diego, California 92117

5

A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 7.6 by giving the other party written notice of the new address in the manner set forth above.

7.7 Segregation. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

7.8 Further Assurances. Each party hereto agrees upon request to execute any further documents or instruments reasonably necessary or desirable to carry out the purposes or intent of this Agreement.

7.9 Entire Agreement. This Agreement and the other documents referenced herein and required to be delivered pursuant hereto constitute the entire understanding and agreement between the parties with regard to the specific subject matter hereof, and no party shall be liable or bound by any representation, warranty, covenant or agreement except as specifically set forth herein. Any previous agreement (whether written, oral or implied), including any letter of intent or term sheet, among the parties relative to the specific subject matter hereof is superseded by this Agreement.

7.10 Headings. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

7.11 Attorneys’ Fees. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys, which shall include, without limitation, all fees, costs and expenses of appeals.

7.12 Mutual Drafting. This Agreement is the mutual product of the parties, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of each of the parties, and shall not be construed for or against any party hereto.

7.13 Opportunity to Consult with Counsel. The parties hereby represent and acknowledge that they have been provided with the opportunity to discuss and review the terms of this Agreement with their respective attorneys before signing it and that they are freely and voluntarily signing this document in exchange for the benefits provided herein. The parties further represent and acknowledge that they have been provided a reasonable period of time within which to review the terms of this Agreement.

[Remainder of page intentionally left blank; signature page to follow]

6

IN WITNESS WHEREOF, this Stock Purchase Agreement is hereby executed effective as of the date first set forth above by the parties hereto.

SELLER:

HENRY BOUCHER, an individual

PURCHASER:

BRIAN FOOTE, an individual

COMPANY:

TESORO ENTERPRISES, INC.,
an Oklahoma corporation

By:
Henry Boucher, President

[Signature Page to Stock Purchase Agreement]